                                                                     EXHIBIT 5.1

                                  May 16, 1997

Gundle/SLT Environmental, Inc.
19103 Gundle Road
Houston, Texas 77073

     Re: Opinion as to legality of Common Stock

Gentlemen:

     We have examined the Restated Certificate of Incorporation, the Bylaws and the corporate proceedings of Gundle/SLT Environmental, Inc., a Delaware corporation ("Company"), and the Form S-3 Registration Statement relating to the registration with the United States Securities and Exchange Commission under the Securities Act of 1933 of the 7,000,000 shares (the "Shares") of outstanding common stock, par value of $.01 per share, of the Company ("Common Stock") for the purpose of offering to the public, and have made such other examinations as we deem necessary in the premises; and from such examinations we are of the opinion that the Shares have been duly authorized by all necessary corporate action and are validly issued, fully paid and nonassessable outstanding shares of Common Stock.

     We consent to the references to us under the caption "Legal Matters" in the Company's Form S-3 Registration Statement relating to the Shares, and in the related Prospectus.

                                            Very truly yours,

                                            /s/ PORTER & HEDGES, L.L.P.

                                            PORTER & HEDGES, L.L.P.